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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements of First Sterling Banks, Inc. listed below of our report dated January 27, 2000 relating to the financial statements of First Sterling Banks, Inc. and subsidiaries, Kennesaw, Georgia, included and/or incorporated by reference in this Annual Report (Form 10-KSB) for the year ended December 31, 1999.

    - Registration Statement No. 333-15069 on Form S-8, dated October 30, 1996 and related Prospectus

    - Registration Statement No. 333-56473 on Form S-8, dated June 10, 1998 and related Prospectus

    - Registration Statement No. 333-74555 on Form S-8, dated March 17, 1999 and related Prospectus

    - Registration Statement No. 333-79457 on Form S-8, dated May 27, 1999 and related Prospectus

    - Registration Statement No. 333-79463 on Form S-8, dated May 27, 1999 and related Prospectus

    - Registration Statement No. 333-88645 on Form S-8, dated October 8, 1999 and related Prospectus

      /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
March 27, 2000